EXHIBIT 99.1

SOUTHERN MICHIGAN BANCORP, INC.
51 West Pearl Street
Coldwater, Michigan 49036

FOR IMMEDIATE RELEASE
CONTACT:  John H. Castle, CEO
(517) 279-5500

SOUTHERN MICHIGAN BANCORP, INC. ANNOUNCES THIRD QUARTER EARNINGS

Coldwater, Michigan, October 29, 2010: Southern Michigan Bancorp, Inc. (OTCBB: SOMC.OB) announced net income of $870,000, or $0.38 per diluted share, for the three months ended September 30, 2010. This compares to net income of $771,000, or $0.34 per diluted share, for the three months ended September 30, 2009. Southern's net income for the nine months ended September 30, 2010 was $2,375,000, or $1.03 per diluted share, compared to net income of $1,251,000, or $0.55 per diluted share, for the same nine month period a year ago.

Southern provided $425,000 for loan losses during the third quarter of 2010 compared to $350,000 for the third quarter of 2009. Net charge offs totaled $423,000 during the third quarter of 2010 compared to $254,000 in the third quarter of 2009. For the nine month period ended September 30, 2010, net charge offs totaled $1,122,000 compared to $2,684,000 for the same nine month period in 2009.

Southern's allowance for loan losses totaled $5.7 million, or 1.79% of total loans at September 30, 2010, compared to $6.1 million, or 1.82% of total loans at December 31, 2009. Non-performing loans totaled $6,869,000, or 2.18% of total loans at September 30, 2010, compared to $7,599,000, or 2.28% of total loans at December 31, 2009, and $8,151,000, or 2.43% of total loans at September 30, 2009.

Southern's net interest margin decreased slightly from 4.14% for the nine month period ended September 30, 2009 to 4.02% for the same period of 2010. Reduced net interest income resulted from lower rates and balances for investment securities and loans, which were partially offset by lower deposit rates.

John Castle, Chairman & CEO, stated, "Residential mortgage activity along with expense control initiatives contributed to continued earnings improvement in the third quarter of 2010. Southern maintained a favorable net interest margin at September 30, 2010, largely by aggressively working to reduce non-earning assets. In addition, we continue to monitor the outcomes from the recent banking legislation. While it remains uncertain what the final rules and regulations will say, we expect that the banking industry will bear significantly increased compliance costs and a higher cost of capital."

The annualized return on average assets for the nine month periods ended September 30, 2010 and 2009 was 0.67% and 0.36%, respectively. The annualized return on average equity for the same periods was 6.76% and 3.70%, respectively.

Southern Michigan Bancorp, Inc. is a bank holding company headquartered in Coldwater, Michigan with 18 branches within Branch, Calhoun, Cass, Hillsdale and St. Joseph Counties which provide a broad range of consumer, business and wealth management services throughout the region.

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This press release contains forward-looking statements that are based on management's beliefs, assumptions, current expectations, estimates and projections about the financial services industry, the economy, and Southern Michigan Bancorp, Inc. Forward-looking statements are identifiable by words or phrases such as "uncertain", "expect", "continue" and other similar words or expressions. These statements include, among others, statements related to the future effect of recently passed banking legislation. All statements with references to future time periods are forward-looking. Management's determination of the provision and allowance for loan losses, the appropriate carrying value of intangible assets (including goodwill and mortgage servicing rights) and the fair value of investment securities (including whether any impairment on any investment security is temporary or other-than-temporary and the amount of any impairment) involves judgments that are inherently forward-looking. There can be no assurance that future loan losses will be limited to the amounts estimated. The future effect of changes in the financial and credit markets and the national and regional economy on the banking industry, generally, and Southern Michigan Bancorp, Inc., specifically, are also inherently uncertain. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions ("risk factors") that are difficult to predict with regard to timing, extend, likelihood and degree of occurrence. Therefore, actual results and outcomes may materially differ from what may be expressed in or implied by such forward-looking statements. Southern Michigan Bancorp, Inc. does not undertake to update forward-looking statements to reflect the impact of circumstances or events that may arise after the date of the forward-looking statements.

Risk factors include, but are not limited to, the risk factors described in "Item 1A - Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2009 and in "Part II, Item 1A - Risk Factors" of our Quarterly Report on Form 10-Q for the quarter ended September 30, 2010. These and other factors are representative of the risk factors that may emerge and could cause a difference between an ultimate actual outcome and a preceding forward-looking statement.

SOUTHERN MICHIGAN BANCORP, INC.
CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In thousands, except share data)

	September 30, 2010	December 31, 2009
ASSETS
Cash and cash equivalents	$64,411	$24,814
Federal funds sold	221	2,540
Securities available for sale	58,057	56,948
Loans held for sale	1,115	605
Loans, net of allowance for loan losses of $5,728 - 2010 ($6,075 - 2009)	314,542	327,004
Premises and equipment, net	12,712	12,914
Accrued interest receivable	2,366	2,054
Net cash surrender value of life insurance	9,859	9,881
Goodwill	13,422	13,422
Other intangible assets, net	2,093	2,355
Other assets	8,700	9,872
TOTAL ASSETS	$487,498	$462,409

LIABILITIES
Deposits:
Non-interest bearing	$56,501	$55,250
Interest bearing	345,487	325,655
Total deposits	401,988	380,905

Securities sold under agreements to repurchase and overnight borrowings	16,876	14,799
Accrued expenses and other liabilities	4,183	4,039
Other borrowings	10,318	10,832
Subordinated debentures	5,155	5,155
Common stock subject to repurchase obligation in Employee
Stock Ownership Plan, shares outstanding - 104,514 in 2010
(101,999 shares in 2009)	1,233	945
Total liabilities	439,753	416,675

SHAREHOLDERS' EQUITY
Preferred stock, 100,000 shares authorized; none issued or outstanding	-	-
Common stock, $2.50 par value:
Authorized - 4,000,000 shares
Issued - 2,340,717 shares in 2010 (2,323,410 shares in 2009)
Outstanding (other than ESOP shares) - 2,236,203 shares in 2010 (2,221,411 shares in 2009)	5,591	5,553
Additional paid-in capital	18,152	18,363
Retained earnings	24,086	22,062
Accumulated other comprehensive income, net	243	193
Unearned Employee Stock Ownership Plan shares	(327)	(437)
Total shareholders' equity	47,745	45,734
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$487,498	$462,409

SOUTHERN MICHIGAN BANCORP, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009
Interest income:
Loans, including fees	$4,878	$4,966	$14,427	$14,881
Federal funds sold and balances with banks	42	22	99	42
Securities:
Taxable	151	228	474	895
Tax-exempt	178	231	580	684
Total interest income	5,249	5,447	15,580	16,502

Interest expense:
Deposits	928	1,128	2,863	3,561
Other	172	142	515	544
Total interest expense	1,100	1,270	3,378	4,105
Net interest income	4,149	4,177	12,202	12,397
Provision for loan losses	425	350	775	2,300

Net interest income after provision for loan losses	3,724	3,827	11,427	10,097

Non-interest income:
Service charges on deposit accounts	652	786	1,834	2,091
Trust fees	244	237	740	716
Net gains on security calls and sales	-	-	207	407
Net gains on loan sales	403	173	684	603
Earnings on life insurance assets	93	83	243	251
Gain on life insurance proceeds	-	-	156	-
Income and fees from automated teller machines	235	181	660	514
Other	211	214	652	718
Total non-interest income	1,838	1,674	5,176	5,300

Non-interest expense:
Salaries and employee benefits	2,529	2,413	7,467	7,355
Occupancy, net	324	325	1,068	1,047
Equipment	229	217	683	672
Printing, postage and supplies	146	158	437	470
Telecommunication expenses	107	88	281	263
Professional and outside services	160	339	685	999
FDIC assessments	157	157	473	676
Software maintenance	94	101	302	315
Amortization of other intangibles	87	91	262	272
Other	595	672	2,017	2,113
Total non-interest expense	4,428	4,561	13,675	14,182
INCOME BEFORE INCOME TAXES	1,134	940	2,928	1,215
Federal income tax provision (credit)	264	169	553	(36)
NET INCOME	$870	$771	$2,375	$1,251

Basic Earnings Per Common Share	$0.38	$0.34	$1.03	$0.55
Diluted Earnings Per Common Share	0.38	.34	1.03	.55
Dividends Declared Per Common Share	.05	.05	.15	.15